 Exhibit 99.2

Members of MJ Harvest’s Management Team, Including Newly Appointed Director, Randy Lanier, Will Attend MJBizCon in Las Vegas

LAS VEGAS, NV /October 15, 2021 / MJ Harvest, Inc. (“MJHI”) (OTCQB:MJHI) announced today that members of its management team will attend MjBizCon in Las Vegas. MJBizCon is the preeminent marijuana business conference frequently attended by the industry’s largest operators. The conference is intended to forge business deals and to build new relationships for companies and people that are interested in the marijuana industry. The conference will take place at the Las Vegas Convention Center from October 20-22, 2021. MJHI is in Booth #N2441.

MJHI will be joined at the conference with representatives of its portfolio company, PPK Investment Group, Inc. (“PPK”) and the brands PPK represents, including Country Cannabis, Chronic, Sublime, Weedsy and BLVK.

Randy Lanier, newly appointed Director and Brand Ambassador for MJHI, will also attend the conference. Randy is a racing legend. Randy was the 1986 Indianapolis 500 Rookie of the Year and was the only rookie to finish the race that year. Mr. Lanier's life story, including his federal conviction for marijuana smuggling in the 1980's, has been featured in stories in Sports Illustrated, Bloomberg and Netflix. Mr. Lanier was also the star of the critically acclaimed podcast "Smoked" sponsored by the Miami Herald. A new Netflix series, “Bad Sport” also features an episode on Randy’s life titled “The Need for Weed.”

Patrick Bilton, Chief Executive Officer of MJHI commented, “We look forward to our attendance at the conference. We spent the last twelve months building a diversified and complete product offering with many well recognized brands, and the opportunity to showcase all of our offerings and capabilities in a single venue is exciting. We designed a great booth which will allow us to meet comfortably with existing and potential business partners to build and strengthen business relationships for MJHI and our growing brand portfolio.”

Below is our architect’s rendering of our actual booth at the conference which prominently features all our partner’s brands.

About MJ Harvest Inc.

MJHI cultivates, harvests, manufactures and sells cannabis products through its growing relationship with PPK. PPK sells and markets cannabis flower and edibles throughout Oklahoma and through a joint venture relationship with the Flandreau Santee Sioux Tribe in Flandreau, South Dakota.. MJHI currently owns 25% of PPK with options to acquire up to 100% of PPK Investment Group at any time prior to March 31, 2023.

MJHI also acquires and markets products and technologies that are designed to benefit growers and processors in the horticultural and agricultural industries. MJHI launched www.procannagro.com to provide a professionally designed and maintained web-based marketing outlet for the company’s brands and technologies.

Forward-Looking Statements

This press release contains forward-looking statements and information. Although the forward- looking statements in this release reflect the good faith judgment of management, forward- looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. No assurances are, or can be given, that the parties will enter into a definitive agreement for the above-described applicable potential transaction, or that if such agreement is entered into, that the terms of the proposed applicable transaction will not change materially from the terms set forth in the applicable term sheet or that the applicable potential transaction will be consummated. Certain conditions to the closing of the potential transaction are outside of the parties’ control and the parties cannot provide any assurance that the conditions will be satisfied. The Company assumes no obligation to update any forward-looking statement to reflect any event or circumstance that may arise after the date of this release.

CONTACT:

MJ Harvest, Inc.

9205 West Russell Rd., Ste. 240

Las Vegas, NV 89148

Telephone: 954.519.3115

Tcktsllc@earthlink.net @HARVESTMJ